As filed with the Securities and Exchange Commission on September 26, 2024

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VCI GLOBAL LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BO3-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

+603 7717 3089

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

31st Floor, New York, NY 10036

Telephone: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Jeffrey P. Wofford, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 26, 2024

9,099,181 Ordinary Shares

This prospectus relates to the resale of up to 9,099,181 of ordinary shares (the “Offered Shares”), no par value per share, of VCI Global Ltd (“we”, “us” or the “Company”) by a selling shareholder identified in this prospectus. The Offered Shares were issued to Advance Opportunities Fund I (“AOF”) upon the fully conversion of a $1,000,000 Senior Convertible Note (the “Note”) due on March 2, 2025, which was issued to AOF pursuant to a securities purchase agreement (the “Purchase Agreement”) between the Company and AOF. AOF elected to convert a principal amount of $1,000,000 under the Note to 9,099,181 of our ordinary shares at a price of $0.1099 per share.

The selling shareholder is identified in the table commencing on page 12. We will not receive any proceeds from the sale of the Offered Shares by the selling shareholder. All net proceeds from the sale of the Offered Shares covered by this prospectus will go to the selling shareholder. See “Use of Proceeds.”

The selling shareholder may sell all or a portion of the Offered Shares from time to time in market transactions through any market on which our ordinary shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

You should read this prospectus, and any additional prospectus supplement or amendment carefully before you invest in our securities.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “VCIG.” On September 24, 2024, the last reported sale price of our ordinary shares on Nasdaq was $0.1412 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” section beginning on page 7.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and may elect to do so in future filings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September    , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the offering by AOF of our ordinary shares. Before buying any of the ordinary shares offered hereby, we urge you to read carefully this prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not, and AOF has not, authorized anyone to provide you with different or additional information.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus.  Neither the delivery of this prospectus nor the sale of the ordinary shares means that information contained in this prospectus is correct after the date of this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms references to the “Company,” the “registrant,” “VCI,” “VCI Global,” “we,” “our,” or “us” in this prospectus mean VCI Global Limited, a BVI business company, unless we state otherwise or the context indicates otherwise.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned research and development for our products and services, our ability to commercialize our products, the impact of global geopolitical events, such as the ongoing conflict between Russia and Ukraine and the Middle East conflicts, on our business, the potential benefits of strategic agreements and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Overview

We are a multi-disciplinary consulting group with key advisory practices in the areas of business and technology. Each of our segments and practices is staffed with consultants recognized for their wealth of knowledge and established track records of delivering impact. With our core group of experts experienced in corporate finance, capital markets, legal, and investor relations, we illuminate our clients’ paths to success by helping them foresee impending challenges and identify business opportunities. We leverage our in-depth expertise to assist clients in creating value by providing profitable business ideas, customizing bold strategic options, offering sector intelligence, and equipping clients with cost-saving solutions for lasting growth.

Since our inception in 2013, we have been delivering our services to companies ranging from small-medium enterprises and government-linked agencies to publicly traded conglomerates across a broad array of industries. Our business operates solely in Malaysia, with clients predominantly from Malaysia, and some engagements with clients from China, Singapore and the United States.

We have segregated our services in the following segments:

Business Strategy Segment

Business Strategy Consultancy – We focus on listing solutions, investors relations and boardroom strategies consultancy. We have established a diverse local and international clientele, providing them with our services in both local and cross-border listings. Our roles begin from pre-listing diagnosis and planning to the finalization of the entire listing process. To better serve our clients, we extended our services line to include investor relations consultation, where we help our clients effectively handle investors’ expectations and manage communications. Further, we also offer services in attaining effective boardroom strategies for value creation and inclusive growth. Over the years, our consulting services have successfully propelled our clients’ businesses to the next level with strategic options, including mergers and acquisitions, initial public offerings, restructuring and transformation.

Our business strategy consultancy segment performs the following functions:

●	Advise clients on multitrack approaches to capital raising strategies;

●	Evaluate and assess clients’ businesses and perform initial public offering (“IPO”) readiness diagnostic, including health checks on the company’s management, financial and legal structure;

●	Assemble external professionals for the IPO process and assist in building a quality management team, robust financial and corporate governance;

●	Assist in fine-tuning business plans, articulate compelling equity stories and advise on strategic options to maximize clients’ business values;

●	Manage due diligence investigations and peer industry analysis;

●	Prepare pre-IPO investment presentations materials for clients;

●	Liaise with investors for pre-IPO capital raising;

●	Design marketing strategy and promote the company’s business;

●	Assist with cross-border listing in countries including but not limited to, Malaysia, China, Singapore, and the United States.

Our Investor Relations Services

In January 2021, our direct subsidiary V Capital Kronos Berhad acquired Imej Jiwa, an investor and public relations consultancy firm, which will allow us to better serve companies seeking to list and trade on public exchanges. Imej Jiwa’s highly-skilled investor relations (“IR”) professionals help companies that are preparing for a successful IPO set up an effective IR team. To date, we are serving more than 40 public-listed Malaysian companies, which represent more than 4% of total Malaysian publicly listed companies.1 For instance, we have been engaged by Malaysia’s largest home improvement retailer who consummated the biggest IPO in Malaysia since 2017, and the Malaysian leading dairy producer who consummated the second largest IPO in Malaysia since 2017 to provide IR consultancy services. Our IR team builds strategies and communicates effectively to drive stakeholder and media engagement throughout the IPO roadshow and post-IPO process. We are equally committed to sharpen client’s investment narratives and to deliver it to the right investors through the best channel.

Our Boardroom Strategy Services

We leverage our multiple practices and our connections with professionals across an array of industries to complement clients’ businesses by offering a holistic approach to achieve sustainable growth with high return on capital. Given the exponentially rising expectations from investors, unprecedented economic disruptions, and fragmentation of traditional markets, we believe more companies need carefully planned strategies to stay ahead of the trend and the competition through restructuring or transformation. We help our clients make the right moves by being involved in boardroom discussions and advising them on strategic options, particularly when it comes to exploring opportunities in offshoring, partnering, merger and acquisitions (“M&A”), deals outsourcing and initial public offerings. We have recently been engaged to consult on boardroom strategies for one of the largest hospitality groups in Malaysia as well as company that is a pioneer in human resources technology provider in Malaysia.

Technology Consultancy Services & Solutions

Our technology consultancy services and solutions keep our clients ahead of major technology and industry trends, including next-generation digital transformation, software development, blockchain solutions and the industry restructuring brought upon by the convergence of these technologies.

We capitalize the transformative power of technology to push companies through to the next level. With the increasing global significance of data analytics and digital transformation in enhancing existing business models, we have established relationships with technology experts to provide the following services:

➢	Digital Development - We evaluate our clients’ businesses and offer structured digitalization strategies to ensure their businesses achieve target business objectives. At times, the business digitalization journey from vision to execution can be complex. Our experts illuminate the paths for our clients by mapping their digitalization journeys in detail using deep domain expertise to define focused and effective strategic responses. We emphasize rich content, focused delivery, and innovative and result-driven strategies as we guide our clients toward a cost-saving path that increases efficiency and distinctive competitive advantage. Our technology experts coupled with our established relationship with data analytic pioneers allow us to deliver efficient and innovative tailored digital solutions to resolve clients’ problems. We strive to provide the best solutions to clients across sectors.

➢	Fintech Solution – We offer fintech solutions, insights, and a multidimensional approach to advising and collaborating to help companies adapt to the ever-evolving business environment and provide support to organizations. One of our subsidiary companies, Accuventures Sdn Bhd (“Accuventures”) is a dynamic and experienced information technology (IT) and financial technology (fintech) provider founded by a group of international industry professionals with years of knowledge and experience in the fintech and IT industry. With Credilab Sdn Bhd (a fully owned subsidiary of Accuventures) (“Credilab”), Accuventures is capable of offering its clients the easiest and fastest route to obtain instant cash loans. Credilab is currently operating a licensed money lending business in Malaysia with the approval granted by the Ministry of Housing and Local Governments. Their financial services are designed to address everyday needs of Malaysians in an innovative way by utilizing cutting-edge technology to enable easy access hassle-free to money lending services.

➢	Software Solutions – We offer custom software to a wide range of clients, from small to midsize companies that are both private and public-listed companies. Our software solutions team aims to assist clients in identifying upcoming technology trends and opportunities while offering tailored software, designed to meet the specific needs of every client. Our solutions services begin with an analysis of problems followed by the designing, customizing, building, integrating, and scaling of software. With our vast network of relationships with software industry experts, we are able to help clients source for the most suitable technology that matches their business needs.

➢	Upcoming SaaS – Moving forward, we plan to offer SaaS management software for our clients to provide automated management, critical insights and intuitive data security. With our SaaS platform, clients can closely monitor the SaaS subscriptions and stay on top of key usage data across their organizations.

[1]	As of 2022, there were 991 publicly listed companies in Malaysia (Refer: http://www.bursamalaysia.com/listing/listing_resources/ipo/listing_statistic)

Recent Developments

Senior Secured Convertible Note.

On September 2, 2024, we entered the Purchase Agreement with AOF whereby it issued a Senior Convertible Note. Pursuant to the Purchase Agreement, the Company has agreed to issue AOF the Note in an amount of up to $1,000,000. The gross proceeds from the Note will be used for working capital purposes.

The Note has a maturity date of March 2, 2025. The Company’s failure to comply with the material terms of the Note will be considered an event of default. The conversion price of the Note shall be 80% of the average closing price of the Company’s ordinary share over the last five (5) trading days prior to conversion. For a more detailed description of this transaction, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on September 6, 2024.

Share Repurchase Program. On August 19, 2024, VCI Global Limited (the “Company”) announced that its Board of Directors has approved a share repurchase program with authorization to purchase up to $10 million of the Company’s outstanding ordinary share (the “Repurchase Program”). The volume and timing of any repurchases will be subject to general market conditions, as well as the Company’s management of capital, other investment opportunities, and other factors. The Repurchase Program does not obligate the Company to repurchase any specific number of shares, and may be modified, suspended, or discontinued at any time at the Company’s discretion. For a more detailed description of the Repurchase Program see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 22, 2024.

New Independent Director. Our Board of Directors appointed Ms. Yu Ying Liew as an independent director to the Board, effective as of August 8, 2024. For a more detailed description of this appointment, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 13, 2024.

Offering with Alumni Capital LP. On August 1, 2024, we entered into a Share Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP (“Alumni Capital”), a Delaware limited partnership. Pursuant to the Purchase Agreement, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $5 million of our ordinary shares (the “Commitment Amount”), no par value, at the Purchase Price (defined below) during the period beginning on the execution date of the Purchase Agreement and ending on the earlier of (i) the date on which Alumni Capital has purchased $5 million of our common stock shares pursuant to the Purchase Agreement or (ii) June 30, 2025.

On August 5, 2024, we filed a prospectus supplement, dated as of August 5, 2024 (the “Prospectus Supplement”) under its registration statement on Form F-3 (File No. 333-279521), in respect of the financing with Alumni Capital LP (the “Offering”).

Compensation of Directors. In August 2024, we issued an aggregate of 227,762 ordinary shares to our directors as compensation.

Nasdaq Deficiency Notice. On July 3, 2024, we received a deficiency notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the our ordinary shares had been below the minimum of $1.00 per ordinary share required for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Rule”) and did not meet the Minimum Bid Price Rule set forth in Nasdaq Listing Rule 5550(a)(2). The Notice has no immediate effect on the listing of the ordinary shares, which will continue to trade on the Nasdaq Capital Market under the symbol “VCIG” without interruption at this time. In accordance with Nasdaq Listing Rules, the Company has 180 calendar days, or until December 30, 2024, to regain compliance with the Minimum Bid Price Rule. If at any time before December 30, 2024, the closing bid price of the ordinary shares is at least $1.00 per ordinary share for a minimum of 10 consecutive business days, the Staff will provide written confirmation that we have achieved compliance with the Minimum Bid Price Rule and the matter will be closed.

If we do not regain compliance with the Minimum Bid Price Rule by December 30, 2024, we may be eligible for an additional 180-day calendar period to regain compliance or be subject to delisting. Our business operations are not affected by the receipt of the Notice. We intend to monitor the closing bid price of our ordinary shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse share split of its outstanding ordinary shares, to regain compliance with the Minimum Bid Price Rule.

Consultancy Agreement. From June 11 to June 20, 2024, we issued 10,000,000 ordinary shares to our consultants pursuant to the Consultancy Agreement.

ATM Offering. On May 29, 2024, we entered into an At the Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, its ordinary shares, through the Sales Agent in an “at the market offering” (the “ATM Offering”), as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for an aggregate offering price of up to $14,205,937. Any ordinary shares offered in the ATM Offering are issued pursuant to the Company’s registration statement on Form F-3 (File No. 333-279521) and the prospectus contained therein, declared effective by the SEC on May 28, 2024, and the prospectus supplement dated May 29, 2024. On July 23, 2024, we filed a prospectus supplement to supplement and amend, the May 29, 2024 supplement and May 28, 2024 prospectus to reduce the maximum aggregate gross sales price of our ordinary shares that may be offered, issued and sold under the ATM Agreement from and after the date thereof to $3,500,000 (the “ATM Offering Size Reduction”), not including ordinary shares previously sold. As of the date of the filing of this prospectus supplement, we have sold 2,147,230 ordinary shares that are covered by the May 29, 2024 supplement pursuant to the ATM Agreement for an aggregate gross sales price of $1,456,009.10.

Transaction Shares.

On May 23, 2024, we issued a total of 8,000,000 ordinary shares in equal amounts to four entities (the “Majority Representatives”) who represent a majority of the outstanding shares of one of our clients (“X corp”). In return for the issuance of our shares to the Majority Representatives, they agreed to ensure that a majority of the X corp shares would vote to approve a certain proposed corporate transaction involving X corp and another one of our clients that is expected to occur within the next twelve months.

On July 2, 2024, we issued a total of 3,465,820 ordinary shares to Cogia GmbH pursuant to an asset purchase agreement we had entered with them on 18 March 2024. In return for the issuance of our shares to them, we had acquired the Socializer Messenger from Cogia GmbH, a highly secure messenger platform currently serving the government of a European Union country.

Disposition of Shares. Since the filing of our Annual Report on Form 20-F on April 30, 2024, our Chairman and Chief Executive Officer, Victor Hoo has disposed of 5,000,000 ordinary shares and is, as of the date of this prospectus supplement, the beneficial owner of 12,917,981 ordinary shares.

Public Offering. In January 2024, we issued 2,200,000 shares and accompanying Series A warrants and Series B warrants, each to purchase 2,200,000 of our ordinary shares at an exercise price of $1.25 at a combined purchase price of $1.25 per ordinary share and accompanying Series A warrant to purchase one ordinary share and Series B warrant to purchase one ordinary share. For a more detailed description of the January public offering see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 19, 2024.

Warrant exercises. From January 2024 through April 2024, we issued 2,518,984 ordinary shares pursuant to the exercise of warrants that were issued in connection with its January public offering at an exercise price of $1.25 per share.

Compensation of Directors. In January 2024, April 2024 and May 2024 we issued an aggregate of 1,170,863 ordinary shares to our directors as compensation.

Share issuances to consultants. In April 2024, May 2024 and July 2024, we issued a total of 4,447,447 ordinary shares to consultants for services.

Private Placement. In April 2024 we issued 2,500,000 ordinary shares to Legacy Credit Sdn Bhd at a purchase price of $1.00 per share.

Registered Direct Offerings.

On July 12, 2024, we entered into a securities purchase agreement with certain investors (the “July 12 Purchasers”), pursuant to which we agreed to issue and sell to the July 12 Purchasers an aggregate of 4,000,000 ordinary shares in a registered direct offering. The ordinary shares were sold at a purchase price of $0.50 per ordinary share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 17, 2024.

On July 15, 2024, we entered into a securities purchase agreement with certain investors (the “July 15 Purchasers”), pursuant to which we agreed to issue and sell to the July 15 Purchasers an aggregate of 2,700,000 ordinary shares in a registered direct offering. The ordinary shares were sold at a purchase price of $0.37 per ordinary share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 17, 2024.

On July 25, 2024, we entered into two securities purchase agreements with certain accredited investors (the “July 25 Purchasers”), pursuant to which we agreed to issue and sell to the July 25 Purchasers an aggregate of 3,568,035 ordinary shares, no par value per share, in a registered direct offering The ordinary shares were sold at a purchase price of $0.40 per ordinary share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 26, 2024.

Corporate Information

Our principal executive offices are located at BO3-C-8 Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia, and our registered address in BVI is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Our telephone number is +6037717 3089. The address of our website is http://v-capital.co/. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Sichenzia Ross Ference Carmel LLP, 1185 6th Ave 31st Fl, New York, NY 10036.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Ordinary shares offered by us pursuant to this prospectus	9,099,181 ordinary shares.

Ordinary shares outstanding as of September 24, 2024	149,618,942

Ordinary shares to be outstanding after this offering	149,618,942 ordinary shares, which includes 9,099,181 ordinary shares.

Use of Proceeds	All net proceeds from the sale of the Offered Shares covered by this prospectus will go to the selling shareholder. See “Use of Proceeds” on page 11 of this prospectus.

Risk Factors	An investment in our ordinary shares involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 7 of this prospectus and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

The Nasdaq Capital Market symbol	VCIG

The number of our ordinary shares to be outstanding after this offering is based on 149,618,942 ordinary shares outstanding as of September 24, 2024. Unless specifically stated otherwise, the information in this prospectus is as of September 24, 2024 and excludes:

●	250,000 ordinary shares issuable upon the exercise of warrants issued to Exchange Listing, LLC, at an exercise price of $4.00 per ordinary share;

●	1,881,016 ordinary shares issuable upon the exercise of the warrants offered in the Company’s offering in January 2024, at an exercise price of $1.25 per ordinary share; and

●	176,000 ordinary shares issuable upon the exercise of the warrants issued to StockBlock Securities, LLC, at an exercise price of $1.5625 per ordinary share.

●	the ordinary shares issuable upon the exercise of the Commitment Warrants as determined by the formula described under “Alumni Capital Purchase Agreement”.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our Annual Report on Form 20-F, and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our ordinary shares could decline materially and you could lose all or part of your investment. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and the price of our ordinary shares.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe that we are engaged primarily in the business of providing business and technology consulting services and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as a business consulting firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. In that respect, we do not believe that we fall within the definition of an “investment company” under the 1940 Act because substantially all of our revenue has come from consulting fees and other factors such as the history of the Company, how the Company has represented itself in the marketplace and the lack of investing expertise by almost all of senior management.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact business with affiliates, could make it impractical for us to continue our business as currently conducted and would have a material adverse effect on our business, financial condition, results of operations and the price of our ordinary shares. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements on the 1940 Act.

In the event we are required to register as a broker-dealer, our business model could be harmed.

We do not believe our current business practices or operations require us to register as a broker-dealer under US federal and state laws. We restrict our activities and services so as to not be deemed a broker-dealer under US state and federal regulations. However, if we were deemed by a relevant authority to be acting as a broker-dealer, we could be subject to a variety of penalties, including fines and rescission offers and could be required to register as a broker-dealer, which would increase our costs, especially our compliance costs. If in those circumstances we decided not to register as a broker-dealer or act in association with a broker-dealer in our transactions, we may not be able to continue to operate under our current business model which could have a material adverse effect on our business and financial prospects.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page 11 of this prospectus for a description of our proposed use of proceeds from this offering.

We may be or become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

The rules governing passive foreign investment companies (“PFICs”) can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to relate, in part, to (a) the market price of our ordinary shares and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. Moreover, our ability to earn specific types of income that we currently treat as non-passive for purposes of the PFIC rules is uncertain with respect to future years. Because the value of our assets for the purpose of determining PFIC status will depend in part on the market price of our ordinary shares, which may fluctuate significantly. We do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we are a PFIC, a U.S. Holder (as defined below) would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund (“QEF”) or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. We do not intend to comply with the reporting requirements necessary to permit U.S. Holders to elect to treat us as a QEF. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, the U.S. Holder is in its U.S. federal taxable income an amount reflecting any year end increase in the value of its ordinary shares. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (b) that was in existence on August 20, 1996, and validly elected under applicable Treasury Regulations to continue to be treated as a domestic trust.

Investors should consult their own legal and tax advisors regarding all aspects of the application of the PFIC rules to ordinary shares.

If tax authorities were to successfully challenge our transfer pricing, there could be an increase in our overall tax liability, which could adversely affect our financial condition, results of operations and cash flows. In addition, the tax laws in the jurisdictions in which we operate are subject to differing interpretations. Tax authorities may challenge our tax positions, and if successful, such challenges could increase our overall tax liability. In addition, the tax laws in the jurisdiction in which we operate are subject to change. We cannot predict the timing or content of such potential changes, and such changes could increase our overall tax liability, which could adversely affect our financial condition, results of operations and cash flows.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act that reflect our current expectations and views of future events. Readers are cautioned that significant known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” and the risk factors incorporated by reference herein may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our overall ability (including our anticipated timing) to meet our goals and strategies;

●	the economic and capital markets impact of macro-economic and other conditions beyond our control (such as the war between Russia and Ukraine, the conflict between Israel and Hamas, inflation and interest rates);

●	our ability to anticipate our financial condition and results of operations;

●	relevant Government policies and regulations relating to our industry; and

●	our corporate structure and related laws, rules and regulations.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors” and the other risk factors, disclosures and management’s discussions incorporated into this prospectus by reference. You should thoroughly read this prospectus and the documents incorporated by reference herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in and incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents and exhibits thereto incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Offered Shares by the selling shareholder. All net proceeds from the sale of the Offered Shares covered by this prospectus will go to the selling shareholder. We expect that the selling shareholder will sell the Offered Shares as described under “Plan of Distribution”.

SELLING SHAREHOLDER

The Offered Shares offered by the selling shareholder includes 9,099,181 ordinary shares. The Offered Shares were issued to AOF upon the conversion of a principal amount of $1,000,000 under the Note, which was issued to AOF pursuant to the Purchase Agreement dated September 2, 2024.

For additional information regarding the issuance of the Note, see “Prospectus Summary – Recent Developments – Senior Secured Convertible Note” above. We are registering the Offered Shares in order to permit the selling shareholder to offer the Offered Shares for resale from time to time

The table below lists the selling shareholder and other information regarding the beneficial ownership of the Offered Shares by each of the selling shareholder.

The beneficial ownership of our ordinary shares is based on 149,618,942 ordinary shares outstanding on September 24, 2024.

Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After the Offering	Percentage of Ordinary Shares Owned After the Offering
Advance Opportunities Fund I	9,099,181	(1)	9,099,181	9,099,181	6.08157	%*

(1)	Calculated by dividing the principal amount of $1,000,000 under the Note by the conversion price of $0.1099.

DIVIDEND POLICY

On June 6, 2023, we declared a first single tier interim dividend of $0.01 per ordinary share. The dividend was paid out on July 31, 2023, to the shareholders whose names were on the record at the close of business on July 3, 2023. On July 31, 2023, we paid out dividends in the amount of $104,557.28 to our shareholders.

We expect to pay dividends to shareholders on a regular basis at the end of each financial year, irrespective of any interim dividends, which may be declared intermittently. Our Board of Directors shall have the sole discretion on the annual amount of dividend to be paid to the shareholders.

Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on then existing conditions. Under BVI law, the directors of the company can approve a distribution at any time and of such amount as they think fit, provided that the resolution of directors authorizing the distribution must include a Solvency Statement that, in the opinion of the directors, the company will, immediately after the distribution, satisfy the solvency test set out in the BVI Business Companies Act, 2004, being that:

i.	the value of the company’s assets exceeds its liabilities; and

ii.	the company is able to pay its debts as they fall due.

PLAN OF DISTRIBUTION

We are registering the Offered Shares to permit the resale of the Offered Shares owned by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the Offered Shares other than proceeds from the sale and issuance of the Note to the selling shareholder. We will bear all fees and expenses incident to our obligation to register the Offered Shares.

The selling shareholder may sell all or a portion of the Offered Shares they own and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Offered Shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Offered Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholder effect such transactions by selling the Offered Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of Offered Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Offered Shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Offered Shares in the course of hedging in positions they assume. The selling shareholder may also sell the Offered Shares and deliver the Offered Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge the Offered Shares to broker-dealers that in turn may sell such shares.

The selling shareholder and any broker-dealer participating in the distribution of the Offered Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Offered Shares is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of the Offered Shares and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states the Offered Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Offered Shares may not be sold unless such ordinary shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Offered Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Offered Shares by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Offered Shares to engage in market-making activities with respect the Offered Shares. All of the foregoing may affect the marketability of the Offered Shares and the ability of any person or entity to engage in market-making activities with respect to the Offered Shares.

We will pay all expenses of the registration of the Offered Shares, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the Offered Shares will be freely tradable in the hands of persons other than our affiliates.

The transfer agent and registrar for our ordinary shares is VStock LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “VCIG.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Carey Olsen (BVI) L.P.

EXPERTS

WWC, P.C., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our consolidated financial statements are incorporated by reference in reliance on WWC, P.C.’s report for the consolidated financial statements for the fiscal year ended December 31, 2023 given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed on April 30, 2024;

●	our reports of foreign private issuer on Form 6-K, filed on January 19, 2024, January 26, 2024, April 5, 2024, May 31, 2024, July 5, 2024, July 17, 2024, July 17, 2024, July 26, 2024, July 29, 2024, August 6, 2024, August 13, 2024, August 19, 2024, August 22, 2024 and September 6, 2024;

●	the description of our ordinary shares which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on March 31, 2023

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us or by writing to us at the following address:

VCI Global Limited B03-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

+603 7717 3089

9,099,181 Ordinary Shares

VCI Global Limited

PROSPECTUS

September [*], 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our amended and restated memorandum and articles of association provides for the indemnification of our directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit Number	Description of Document
3.1	Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the F-1, as filed with the SEC on November 1, 2022)
5.1	Opinion of Carey Olsen (BVI) L.P.
23.1	Consent of WWC, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Carey Olsen (BVI) L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page).
107	Filing Fee Table (filed herewith)

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia on September 26, 2024.

VCI GLOBAL LIMITED

By:	/s/ Victor Hoo
Victor Hoo
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Victor Hoo	Chairman and Chief Executive Officer	September 26, 2024
Victor Hoo	(Principal Executive Officer)

/s/ Ang Zhi Feng	Chief Financial Officer	September 26, 2024
Ang Zhi Feng	(Principal Financial and Accounting Officer)

/s/ Karen Liew	Executive Director	September 26, 2024
Karen Liew

/s/ Vincent Hong	Executive Director	September 26, 2024
Vincent Hong

/s/ Marco Baccanello	Executive Director	September 26, 2024
Marco Baccanello

/s/ Alex Chua Siong Kiat	Director	September 26, 2024
Alex Chua Siong Kiat

/s/ Ng Mun Huat	Director	September 26, 2024
Ng Mun Huat

/s/ Jeremy Roberts	Director	September 26, 2024
Jeremy Roberts

/s/ Fern Allen Thomas	Director	September 26, 2024
Fern Allen Thomas

/s/ Liew Yu Ying	Director	September 26, 2024
Liew Yu Ying

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